                          __________________________

                                  PROSPECTUS
                          ___________________________

                               277,295 Shares of
                             Torchmark Corporation
                          Common Stock, $1 Par Value,
                  Acquired Pursuant to  Torchmark Corporation
            1996 Executive Deferred Compensation Stock Option Plan
                          ___________________________

     These securities are to be offered by and for the account of certain securityholders ("selling shareholders") of Torchmark Corporation ("Torchmark").
                          ___________________________

                    THESE SECURITIES HAVE NOT BEEN APPROVED
                 OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
                 COMMISSION NOR HAS THE COMMISSION PASSED UPON
               THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ___________________________

                              Underwriting        Proceeds to
                                Discounts          Issuer or
               Price to           and                Other
                Public         Commissions          Persons

Per Unit          *                *                   *
Total             *                *                   *

                          ___________________________

*These securities may be offered in various types of sale transactions or other transactions involving various types of dispositions (which may or may not involve brokers, dealers, and/or cash transactions), possibly including sales at the market at prices not presently determinable. As of May 12, 1997, the market price of the securities was $66.125 per share based on the closing price of the stock on the New York Stock Exchange on such date. With respect to other expenses of issuance and distribution, the Registrant will pay the cost of preparation, reproduction and distribution of this Prospectus and any registration statement containing this Prospectus, any filing fee set forth in any such registration statement and related accountants' fees and expenses (all of which individually and in total are expected to be minimal) and the selling shareholders will bear such other expenses, if any, none of which are presently susceptible of reasonable estimation. Torchmark will receive no proceeds from the sale of these securities pursuant to this Prospectus.

     This Prospectus also relates to such additional shares as may be issued to the selling shareholders because of future stock dividends, stock distributions, stock splits or other similar capital readjustments.
                          __________________________

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Torchmark or the selling shareholders.

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which this Prospectus relates or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Except where otherwise indicated herein, this Prospectus speaks as of its date and neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the registrant since the date hereof.

                         ____________________________

     The date of this Prospectus is May 12, 1997.

                               TABLE OF CONTENTS
                               -----------------
                                                       Page
                                                       ----
Available Information                                    3
Background Information                                   4
Plan of Distribution                                     4
Selling Shareholders                                     5
Indemnification                                          6
Incorporation by Reference                               7
Legal Opinion                                            8
Experts                                                  8

                             AVAILABLE INFORMATION
                             ---------------------

     Torchmark is subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning Torchmark can be inspected and copied at 450 5th Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission also maintains a Web site containing reports, proxy statements and other information regarding registrants (including Torchmark) that file electronically with the Commission and the address of that site is http://www.sec.gov. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 5th Street N.W., Washington, D.C. 20549 at prescribed rates.

     Torchmark's common stock is listed on the New York Stock Exchange and on the London Stock Exchange, and the above material can also be inspected at the respective offices of these exchanges, 20 Broad Street, New York, New York 10005 and Old Broad Street, London, England EC2N1HP. Updated information with respect to the securities covered by this Prospectus may be provided in the future by means of appendices to the Prospectus.

     The documents and parts thereof incorporated by reference in this Prospectus but not delivered herewith or with any appendix thereto (not including exhibits to information incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates), will be furnished without charge to each person to whom this Prospectus is delivered, upon a written or oral request submitted to Carol McCoy, Torchmark Corporation, 2001 Third Avenue South, Birmingham, Alabama 35233 or at (205) 325-4243.

                            BACKGROUND INFORMATION
                            ----------------------

     Torchmark, an insurance and financial services holding company, has its principal executive office at 2001 Third Avenue South, Birmingham, Alabama 35233. Its telephone number is (205) 325-4200.

     Under the terms and provisions of the Torchcmark Corporation 1996 Executive Deferred Compensation Stock Option Plan (the "Plan" or the "Executive Deferred Plan"), as approved by the shareholders of Torchmark at their April 24, 1997 Annual Meeting, an eligible executive may defer all or a portion of his salary and/or bonus into interest-bearing accounts in the Plan, subject to a one-time opportunity to elect within a designated time period to convert any deferred salary for that year as well as a one-time opportunity to elect within a designated time period to convert any deferred bonus for that calendar year into options to acquire Torchmark common stock. Such options may be granted at the executive's election with an exercise price of the fair market value of the stock, at a discount as designated by the Compensation Committee of Torchmark's Board of Directors (the "Compensation Committee") not to exceed 25% of the stock's market value or a combination of both. Executives eligible to participate may be chosen from time to time by the Compensation Committee or its designee or by the Chairman of the Board. Three persons are currently designated by the Compensation Committee to participate in the Plan.

     Prior to December 31, 1996, each of the three eligible executives deferred all or a portion of their respective 1996 bonuses into interest-bearing accounts in the Plan, subject to shareholder approval of the Plan. On January 31, 1997, each of these executives elected to convert his interest-bearing account balance into fair market value stock options with an exercise price of $51.75 per share and options on a total of 277,295 Torchmark common shares were granted, contingent upon shareholder approval of the Plan. The Executive Deferred Plan and options granted thereunder were then approved by Torchmark shareholders at their April 24, 1997 Annual Meeting.

     Up to 1,000,000 Torchmark shares are reserved for issuance under the Plan. As of the date of this Prospectus, of the 1,000,000 shares available under the Executive Deferred Plan, options had been granted on 277,295 shares.


                             PLAN OF DISTRIBUTION
                             --------------------

     The shares offered pursuant to this Prospectus may, from time to time upon exercise of the options, be offered for resale through brokers in the over-the-counter market, on the New York Stock Exchange, on the London Stock Exchange, or any other exchange on which Torchmark's common stock may be listed or traded from time to time, or in independent, negotiated transactions or otherwise. The shares may be sold at market prices prevailing at the time of sale or at negotiated prices. Some or all of the shares offered hereby may from time-to-time, alternatively, be sold under applicable rules of the Commission.


                             SELLING SHAREHOLDERS
                             --------------------

     All of the securities offered hereunder are offered for the account of the selling shareholders set forth in the table below, which also reflects the nature of any position, office or other material relationship which the selling shareholder has had within the past three years with Torchmark or any of its predecessors or affiliates; the amount of common stock owned by such selling shareholder on April 30, 1997; and the number of shares to be offered pursuant to this Prospectus for the selling shareholder's account. Of the selling shareholders, only R.K. Richey owns in excess of one percent (1%) of the outstanding common stock of Torchmark.



                    POSITION OR           COMMON SHARES
                    RELATIONSHIP WITH      OWNED AS OF         NUMBER OF
NAME                TORCHMARK              APRIL 30, 1997/1/   SHARES OFFERED
----                -----------------      --------------      --------------

R. K. Richey      Chairman and Chief         907,514              157,081
                  Executive Officer


Keith A. Tucker   Vice Chairman               63,871               81,746


C. B. Hudson      Chairman of                 346,439              38,468
                  Insurance Operations
                                                                  -------
                                                                  277,295
--------------------------

      /1/Includes for Mr. Richey, 779,555 shares held by his spouse or in various grantor annuity trusts and 11,778 shares in his company savings and investment ("thrift") plan account. Includes for Mr. Tucker, 25,875 shares held by his personal corporation and 1996 shares in his thrift plan account. Includes for Mr. Hudson, 6,000 shares held as trustee for his children and 5,699 shares in his thrift plan account.

                                INDEMNIFICATION
                                ---------------

     Section 1 of Article Ninth of the Restated Certificate of Incorporation of Torchmark provides that a director will not be personally liable to Torchmark or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the duty of loyalty to Torchmark or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for paying a dividend or approving a stock repurchase in violation of the Delaware General Corporation Law (the "Act"), or (d) for any transaction from which the director derived an improper personal benefit.

     Section 2(a) of Article Ninth provides that each person who was or is made a party or is threatened to be made a party to, or is involved in, specific actions, suits or proceedings by reason of the fact that he or she is or was a director or officer of Torchmark (or is or was serving at the request of Torchmark as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by Torchmark, to the full extent authorized by the Act, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith. With respect to derivative actions, indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the Act requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to Torchmark. Rights conferred hereby are contract rights and include the right to be paid by Torchmark the expenses incurred in defending the proceedings specified above, in advance of their final disposition; provided that, if the Act so requires, such payment will only be made upon delivery to Torchmark by the indemnified party of an undertaking to repay all amounts advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under such
Section 2(a) or otherwise. Torchmark may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 2(b) of Article Ninth provides that persons indemnified under
Section 2(a) may bring suit against Torchmark to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit will be reimbursed by Torchmark. While it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Act, the burden of proving the defense is on Torchmark and neither the failure of Torchmark's Board of Directors, independent legal counsel or the shareholders to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in paragraphs 2(a) and 2(b) of Article Ninth is not exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate of Incorporation or By-Laws, or otherwise. Torchmark may maintain insurance, at its expense, to protect itself and any directors, officers, employees or agents of Torchmark or other entity against any expense, liability or loss, whether or not Torchmark would have the power to indemnify such persons against such expense, liability or loss under the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling Torchmark pursuant to the foregoing provisions, Torchmark has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                        INCORPORATION BY REFERENCE
                        --------------------------

     The following documents filed by Torchmark with the Commission are incorporated herein by reference:

     (a) Torchmark's latest Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, which contains, either directly or by incorporation by reference, certified financial statements for Torchmark's latest fiscal year for which such statements have been filed.

     (b) All other reports filed by Torchmark pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c)  Torchmark's definitive proxy statement filed pursuant to
          Section 14 of the Exchange Act in connection with the latest Annual Meeting of its shareholders.

     (d) The description of Torchmark's common stock (formerly Liberty National Insurance Holding Company common stock) which is contained in a registration statement filed under Section 12 of the Exchange Act, including any and all amendments or reports for the purpose of updating that description.

     All reports and other documents subsequently filed by Torchmark pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, prior to the termination of this offering shall be deemed to be incorporated by reference into the Prospectus.

                                 LEGAL OPINION
                                 -------------

     The validity of the shares of Torchmark common stock offered hereby has been passed upon for Torchmark by Carol A. McCoy, Associate Counsel and Secretary of Torchmark.

                                    EXPERTS
                                    -------

     The financial statements of Torchmark as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, incorporated by reference herein have been incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1996 financial statements refers to a change in accounting principles to adopt the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed Of.